Exhibit 99.1

Saia Reports Second Quarter Earnings per Share of $0.68

JOHNS CREEK, GA. – July 28, 2017 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2017 financial results.

Second Quarter 2017 Compared to Second Quarter 2016 Results

•	Revenues were $358.2 million, a 14.8% increase
•	LTL Shipments and Tonnage rose 7.4% and 7.1%, respectively
•	LTL Revenue per hundredweight increased 7.3%
•	Operating ratio improved by 130 basis points to 91.7%
•	Operating income increased by 36.8% to $29.7 million
•	Net income rose 32.6% to $17.6 million
•	Diluted earnings per share were $0.68 compared to $0.52

“I am pleased with our execution in the first half of the year and our second quarter results reflect favorably on our team’s ability to manage the growth we are experiencing”, said Saia President and Chief Executive Officer, Rick O’Dell.  “We maintained quality service for our customers and improved our cargo claims ratio for the quarter to 0.67% from 0.75% last year, but to maintain service we did have to add employees and use purchased transportation to a greater extent than what I would have liked”, O’Dell continued.

“For the balance of the year, our focus will be on our Northeastern expansion, cost control and mix management.  Given growing volumes, it is particularly important that all freight meet increasing profitability criteria”, concluded Mr. O’Dell.

Financial Position and Capital Expenditures

Total debt was $148.4 million at June 30, 2017 and inclusive of the cash on-hand, net debt to total capital was 22.3%.  This compares to total debt of $139.4 million and net debt to total capital of 23.4% at June 30, 2016.

Net capital expenditures in the first half of 2017 were $155.1 million, including equipment acquired with capital leases.  This compares to $136.2 million in net capital expenditures in the first half of 2016.  The Company currently plans net capital expenditures in 2017 of approximately $225 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:30 a.m. Eastern Time. To participate in the call, please dial 877-545-1403 or 719-325-4747 referencing conference ID #6110114.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through September 22, 2017 at 1:30 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 152 terminals across 38 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to

Saia, Inc. Second Quarter 2017 Results

match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk; (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$399	$1,539
Accounts receivable, net	167,012	135,083
Prepaid expenses and other	30,219	29,857
Total current assets	197,630	166,479

PROPERTY AND EQUIPMENT:
Cost	1,233,906	1,101,946
Less: accumulated depreciation	520,682	497,827
Net property and equipment	713,224	604,119
OTHER ASSETS	29,476	29,772
Total assets	$940,330	$800,370

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$55,746	$45,149
Wages and employees' benefits	40,872	31,700
Other current liabilities	54,414	51,333
Current portion of long-term debt	16,669	16,762
Total current liabilities	167,701	144,944

OTHER LIABILITIES:
Long-term debt, less current portion	131,699	57,042
Deferred income taxes	87,075	80,199
Claims, insurance and other	38,855	35,107
Total other liabilities	257,629	172,348

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	241,057	237,846
Deferred compensation trust	(3,469)	(3,190)
Retained earnings	277,387	248,397
Total stockholders' equity	515,000	483,078
Total liabilities and stockholders' equity	$940,330	$800,370

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2017 and 2016
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2017	2016	2017	2016
OPERATING REVENUE	$358,160	$311,905	$675,197	$601,816

OPERATING EXPENSES:
Salaries, wages and employees' benefits	196,388	175,924	377,291	346,190
Purchased transportation	22,363	14,315	37,138	26,782
Fuel, operating expenses and supplies	66,092	59,026	130,082	113,066
Operating taxes and licenses	10,875	10,126	21,457	20,166
Claims and insurance	10,426	10,880	19,475	18,961
Depreciation and amortization	22,182	19,740	42,269	36,983
Loss from property disposals, net	116	173	248	363
Total operating expenses	328,442	290,184	627,960	562,511

OPERATING INCOME	29,718	21,721	47,237	39,305

NONOPERATING EXPENSES (INCOME):
Interest expense	1,538	1,264	2,449	2,227
Other, net	90	(36)	188	(43)
Nonoperating expenses, net	1,628	1,228	2,637	2,184

INCOME BEFORE INCOME TAXES	28,090	20,493	44,600	37,121
Income tax expense	10,487	7,218	15,610	13,271
NET INCOME	$17,603	$13,275	$28,990	$23,850

Average common shares outstanding - basic	25,501	25,030	25,477	25,014
Average common shares outstanding - diluted	26,000	25,583	25,982	25,560

Basic earnings per share	$0.69	$0.53	$1.14	$0.95
Diluted earnings per share	$0.68	$0.52	$1.12	$0.93

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2017 and 2016
(Amounts in thousands)
(Unaudited)
	Six Months
	2017	2016
OPERATING ACTIVITIES:
Net cash provided by operating activities (1)	$79,317	$66,464
Net cash provided by operating activities	79,317	66,464

INVESTING ACTIVITIES:
Acquisition of property and equipment	(127,330)	(102,140)
Proceeds from disposal of property and equipment	923	595
Net cash used in investing activities	(126,407)	(101,545)

FINANCING ACTIVITIES:
Repayment of long-term debt	(3,571)	(3,572)
Borrowing of revolving credit agreement, net	55,014	42,756
Proceeds from stock option exercises	1,288	248
Shares withheld for taxes (1)	(1,211)	(650)
Other financing activity	(5,570)	(3,465)
Net cash provided by financing activities	45,950	35,317

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,140)	236
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,539	124
CASH AND CASH EQUIVALENTS, END OF PERIOD	$399	$360

NON-CASH ITEMS:
Equipment financed with capital leases	$28,691	$34,683

(1)  June 30, 2016 balances have been reclassified to conform with the 2017 adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09, Improvement to Employee Share-Based Payment Accounting.

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2017 and 2016
(Unaudited)

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2017	2016	Change	2017	2016	Change
Workdays					64	64

Operating ratio		91.7%	93.0%

Tonnage (1)	LTL	984	919	7.1	15.37	14.36	7.1
	TL	203	182	11.4	3.17	2.85	11.4

Shipments (1)	LTL	1,760	1,639	7.4	27.50	25.60	7.4
	TL	28	26	10.1	0.45	0.40	10.1

Revenue/cwt. (2)	LTL	$16.89	$15.73	7.3
	TL	$5.83	$5.50	5.9

Revenue/shipment (2)	LTL	$188.78	$176.45	7.0
	TL	$830.32	$775.05	7.1

Pounds/shipment	LTL	1,118	1,121	(0.3)
	TL	14,250	14,090	1.1

Length of Haul (3)		806	786	2.5

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

(3) In miles